Analyst Contact:	Mark Schlei Sparton Corporation Email: mschlei@sparton.com Office: (847) 762-5812

Media Contact:	Mike Osborne Sparton Corporation Email: mosborne@sparton.com Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau Institutional Marketing Services Email: jnesbett@institutionalms.com Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Enters into New Credit Agreement

SCHAUMBURG, ILLINOIS – November 16, 2012 – Sparton Corporation (NYSE: SPA), announced that the company and its wholly-owned subsidiaries, including Sparton Corporation and certain of its subsidiaries entered into a new Credit and Guaranty Agreement and Security Agreement, dated November 15, 2012, with BMO Harris Bank as a lender and as agent for the lenders.

The agreements replace the Company’s existing line of credit issued by PNC Bank, National Association, by providing $65 million in committed credit facilities with an increase option of up to $100 million to support the Company’s purchase of Onyx EMS, LLC, working capital needs, additional acquisitions and other general corporate purposes. It is secured by substantially all assets of the Company and its subsidiaries and has a term of five years, expiring on November 15, 2017.

“We are pleased to have BMO Harris Bank as our new banking partner to support our operating needs and future growth ambitions. The $65 million in credit facilities, coupled with its flexible accordion feature of an additional $35 million, adds to our already strong liquidity position. With access to these funds in place, we plan to continue executing on complementary and compatible acquisitions as a key part of our strategic growth plan,” commented Cary B. Wood, President & CEO of Sparton.

Details of the new credit agreement are outlined in the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 113th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical, Military & Aerospace, and Industrial & Instrumentation. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. Sparton’s Web site may be accessed at www.sparton.com.

About BMO Harris Bank

Based in Chicago, BMO Harris Bank N.A. provides a broad range of personal banking products and solutions through over 600 branches and approximately 1,300 ATMs in Illinois, Wisconsin, Indiana, Kansas, Missouri, Minnesota, Nevada, Arizona and Florida. BMO Harris Bank’s commercial banking team provides a combination of sector expertise, local knowledge and mid-market focus throughout the U.S. Deposit and loan products and services provided by BMO Harris Bank N.A. Member FDIC. BMO Harris Bank is a trade name used by BMO Harris Bank N.A. BMO Harris Bank is part of BMO Financial Group, a North American financial organization with 1,600 branches, and a retail deposit base of approximately $180 billion.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

# # #